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Exhibit 21

Subsidiaries of Registrant

Compcare Health Services Insurance Corporation — a Wisconsin corporation

  Family Health Systems, Inc.

  Heartland Dental Plan, Inc. — a Wisconsin corporation, a subsidiary of Compcare

    Heartland Dental Plan of Michigan, Inc. — a Michigan corporation, a subsidiary of Heartland Dental

  Meridian Resource Corporation — a Wisconsin corporation

  United Wisconsin Proservices, Inc. — a Wisconsin corporation

  United Wisconsin Insurance Company — a Wisconsin insurance corporation

    United Heartland Illinois, Inc. — an Illinois corporation, a subsidiary of UWIC

  United Heartland Life Insurance Company — a Wisconsin insurance company

Meridian Marketing Services, Inc. — a Wisconsin corporation

Valley Health Plan, Inc. — a Wisconsin corporation

United Heartland, Inc. — a Wisconsin corporation

Innovative Resource Group, Inc. — a Wisconsin corporation

  CNR Partners, Inc. — a Wisconsin corporation, a subsidiary of IRG

HMO-W, Incorporated — a Wisconsin corporation

  Unity Health Plans Insurance Corporation — a Wisconsin corporation, a subsidiary of HMO-W

  Hometown Insurance Services, Inc. — a Wisconsin corporation, a subsidiary of HMO-W

Comprehensive Receivables Group, Inc. — a Michigan corporation

  Michigan Healthcare Collections, Inc. — a Michigan corporation, a subsidiary of CRG

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Exhibit 21